UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 19, 2019, the Board of Directors of Diego Pellicer Worldwide, Inc. (“Registrant”) approved resolutions amending certain provisions of the Employment Agreements for Ron Throgmartin, CEO, and Nello Gonfiantini, Vice President – Real Estate. The Board approved extending the term of Mr. Throgmartin’s Employment Agreement, dated September 17, 2014, for an additional 5 years, through September 16, 2024.

The Board also approved resolutions, amending certain provisions of Mr. Gonfiantini’s Employment Agreement, dated February 8, 2017, extending its term through February 7, 2024. The amendment also named Mr. Gonfiantini as the Registranrt’s Chief Operating Officer as well as increased his cash compensation to $15,000 monthly and his equity share compensation to nine (9%) percent.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Amendment No. 2 to Employment Agreement, dated February 15, 2019, for Ron Throgmartin, CEO.
10.2	Amendment No. 1 to Employment Agreement, dated February 15, 2019, for Nello Gonfiantini, COO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: February 21, 2019	By:	/s/ Ron Throgmartin
Ron Throgmartin, CEO

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